Exhibit 99.2

ALPINE INCOME PROPERTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On March 25, 2022, Alpine Income Property Trust, Inc. (the “Company”) completed the acquisition of nine income properties located in six different states (the “Portfolio”) from a private family office (the “Seller”) for an aggregate purchase price of $48.1 million. There is no material relationship between the Company, its subsidiaries or any of its affiliates, or any director or officer of the Company, or any associate of any director or officer of the Company, and the Seller, other than with respect to the Company’s acquisition of the Portfolio. The Company is the lessee under an operating land lease for three of the nine properties within the Portfolio. The acquisition was funded utilizing availability under the Company’s unsecured revolving credit facility.

The following unaudited pro forma consolidated balance sheet as of December 31, 2021 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2021 (collectively, the “Unaudited Pro Forma Financials”) give effect to the acquisition of the Portfolio. The adjustments in the Unaudited Pro Forma Financials are referred to herein as the “Portfolio Acquisition Transaction Accounting Adjustments.”

Transaction Accounting Adjustments

The Unaudited Pro Forma Financials present the effects of the Portfolio acquisition as though it occurred on January 1, 2021, the beginning of the earliest applicable reporting period.

Unaudited Pro Forma Financials

The Unaudited Pro Forma Financials are based on the estimates and assumptions as of the date of this Current Report on Form 8-K set forth in the notes to the Unaudited Pro Forma Financials, which are preliminary and have been made solely for the purpose of developing such pro forma information. The Unaudited Pro Forma Financials are not necessarily indicative of the financial position or operating results that would have been achieved had the Portfolio acquisition occurred on the date indicated, nor are they necessarily indicative of the Company’s future financial position or operating results. Assumptions underlying the adjustments to the Unaudited Pro Forma Financials are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Financials.

ALPINE INCOME PROPERTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2021

(In thousands, except share and per share data)

	Historical	Portfolio Acquisition Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Real Estate:
Land, at Cost	$178,172	$12,721	[A]	$190,893
Building and Improvements, at Cost	266,236	30,871	[A]	297,107
Total Real Estate, at Cost	444,408	43,592		488,000
Less, Accumulated Depreciation	(15,419)	—		(15,419)
Real Estate—Net	428,989	43,592		472,581
Cash and Cash Equivalents	8,851	—		8,851
Restricted Cash	646	—		646
Intangible Lease Assets—Net	58,821	5,402	[A]	64,223
Straight-Line Rent Adjustment	1,838	—		1,838
Other Assets	6,369	1,537	[B][D]	7,906
Total Assets	$505,514	$50,531		$556,045
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$2,363	$2,100	[D]	$4,463
Prepaid Rent and Deferred Revenue	2,033	—		2,033
Intangible Lease Liabilities—Net	5,476	473	[A]	5,949
Long-Term Debt	267,740	47,958	[C]	315,698
Total Liabilities	277,612	50,531		328,143
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of December 31, 2021	—	—		—
Common Stock, $0.01 par value per share, 500 million shares authorized, 11,454,815 shares issued and outstanding as of December 31, 2021	114	—		114
Additional Paid-in Capital	200,906	—		200,906
Dividends in Excess of Net Income	(6,419)	—		(6,419)
Accumulated Other Comprehensive Income	1,922	—		1,922
Stockholders' Equity	196,523	—		196,523
Noncontrolling Interest	31,379	—		31,379
Total Equity	227,902	—		227,902
Total Liabilities and Equity	$505,514	$50,531		$556,045

See accompanying notes to unaudited pro forma consolidated financial statements.

ALPINE INCOME PROPERTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except share and per share data)

	Historical	Portfolio Acquisition Transaction Accounting Adjustments	Notes	Pro Forma
Revenues:
Lease Income	$30,128	$3,615	[A][B]	$33,743
Total Revenues	30,128	3,615		33,743
Operating Expenses:
Real Estate Expenses	3,673	257	[A]	3,930
General and Administrative Expenses	5,027	—		5,027
Depreciation and Amortization	15,939	1,754	[B]	17,693
Total Operating Expenses	24,639	2,011		26,650
Gain on Disposition of Assets	9,675	—		9,675
Net Income from Operations	15,164	1,604		16,768
Interest Expense	3,702	871	[C]	4,573
Net Income	11,462	733		12,195
Less: Net Income Attributable to Noncontrolling Interest	(1,498)	(95)	[D]	(1,593)
Net Income Attributable to Alpine Income Property Trust, Inc.	$9,964	$638		$10,602

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$1.02	$0.07		$1.08
Diluted	$0.89	$0.06		$0.94
Weighted Average Number of Common Shares:
Basic	9,781,066	9,781,066		9,781,066
Diluted	11,246,227	11,246,227		11,246,227

See accompanying notes to unaudited pro forma consolidated financial statements.

ALPINE INCOME PROPERTY TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet as of December 31, 2021 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2021 (collectively, the “Unaudited Pro Forma Financials”) give effect to the acquisition of the Portfolio as though it had occurred on January 1, 2021, the beginning of the earliest applicable reporting period. Such adjustments in the Unaudited Pro Forma Financials are referred to herein as the “Portfolio Acquisition Transaction Accounting Adjustments.”

Transaction Accounting Adjustments. The Unaudited Pro Forma Financials present the effects of the Portfolio acquisition as though it had occurred on January 1, 2021, the beginning of the earliest applicable reporting period. The Portfolio acquisition was funded utilizing availability under the Company’s unsecured revolving credit facility.

Unaudited Pro Forma Financials. The Unaudited Pro Forma Financials are based on the estimates and assumptions as of the date of this Current Report on Form 8-K set forth in the notes to the Unaudited Pro Forma Financials, which are preliminary and have been made solely for the purpose of developing such pro forma information. The Unaudited Pro Forma Financials are not necessarily indicative of the financial position or operating results that would have been achieved had the Portfolio acquisition occurred on the date indicated, nor are they necessarily indicative of the Company’s future financial position or operating results. Assumptions underlying the adjustments to the Unaudited Pro Forma Financials are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Financials.

NOTE 2. PRO FORMA ADJUSTMENTS

Pro Forma Consolidated Balance Sheet as of December 31, 2021

[A] Represents the fair value of the income properties included in the Portfolio acquisition that occurred subsequent to December 31, 2021 which are allocated to the acquired tangible assets, consisting of land, building and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, the value of in-place leases, and the value of leasing costs.

The following represents the allocation of total acquisition costs for the Portfolio, which acquisition occurred subsequent to December 31, 2021 (in thousands):

Allocation of Purchase Price:
Land, at Cost	$12,721
Building and Improvements, at Cost	30,871
Intangible Lease Assets	5,402
Intangible Lease Liabilities	(473)
Total Acquisition Cost - Purchase Price plus Acquisition Costs	$48,521

[B] Represents return of $0.5 million in earnest money deposits in addition to $0.1 million in net cash pro-rations at closing.

[C] Represents draws on the Company’s unsecured revolving credit facility of $48.0 million related to the acquisition cost of the Portfolio that occurred subsequent to December 31, 2021.

[D] Represents the right-of-use asset and corresponding lease liability totaling $2.1 million related to operating land leases under which the Company is the lessee. The right-of-use asset and lease liability are measured based on the present value of the lease payments.

Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2021

[A] Represents (i) adjustments to lease income totaling $3.6 million, based on the calculation of rent on a straight-line basis utilizing the existing lease terms, and (ii) related direct costs of the lease income, presented on the consolidated statements of operations as real estate expenses, totaling $0.3 million for the year ended December 31, 2021. The Company recognizes rental revenue from operating leases on a straight-line basis over the life of the related leases. The pro forma adjustments reflect the estimated incremental straight-line rental income to be recognized over the remaining life of the leases for the Portfolio as of the acquisition date as though they had occurred on January 1, 2021. Comparatively, the straight-line rental income that had been recorded in the Historical Summary of Revenues and Direct Expenses of the Portfolio for the relevant periods was calculated as if the acquisition had incurred at inception of the lease for the relevant periods.

[B] Represents the depreciation and amortization of real estate acquired related to the Portfolio which totaled $1.8 million for the year ended December 31, 2021 based on the estimated remaining economic useful life for tangible assets and the weighted average remaining lease term for the related intangible assets and intangible liabilities. Capitalized above-and below-market lease values are amortized as a decrease or increase, respectively, to lease income. For the year ended December 31, 2021, there was a net increase to lease income which totaled less than $0.01 million and is included in the adjustments to lease income totaling $3.6 million referred to in Note [A] above.

[C] Represents the incremental additional interest expense of $0.9 million related to draws on the Company’s unsecured revolving credit facility used to fund the Portfolio acquisition that occurred subsequent to December 31, 2021.

[D] Represents the allocation of net income attributable to the noncontrolling interest.